Exhibit 21

NORDSON CORPORATION

Subsidiaries of the Registrant

The following table sets forth the subsidiaries of the Registrant (each of which is included in the Registrant's consolidated financial statements), and the jurisdiction under the laws of which each subsidiary was organized:

Name	Jurisdiction of Incorporation
UNITED STATES:
Nordson ASYMTEK, Inc.	California
Nordson MARCH, Inc	California
Nordson DAGE, Inc.	California
Matrix-FocalSpot, Inc.	California
Nordson YESTECH, Inc.	California
LinkTech Quick Couplings, Inc.	California
Value Plastics, Inc.	Colorado
VP Acquisition Holding, Inc.	Delaware
Xaloy Holdings, Inc.	Delaware
Nordson Xaloy Incorporated	Delaware
Xaloy Extrusion LLC dba Nordson Xaloy Incorporated	Delaware
Nordson Extrusion Dies Industries, LLC	Delaware
Flametech Corporation	Delaware
New Castle Screws, Inc.	Delaware
Xaloy Superior Holdings, Inc.	Delaware
Avalon Laboratories Holding Corp.	Delaware
Avalon Laboratories, LLC	Delaware
J and M Laboratories, Inc.	Georgia
Micromedics, Inc	Minnesota
Nordson U.S. Trading Company	Ohio
Nordson England L.L.C.	Ohio
Nordson Medical Corporation	Ohio
Spirex Corporation dba Nordson Xaloy Incorporated	Ohio
Nordson Pacific, Inc.	Ohio
Nordson Advanced Technology LLC	Ohio
Nordson Atlantic LLC	Ohio
Realty Land Conservancy III LLC	Ohio
Nordson Xaloy Incorporated	Ohio
New Castle Industries, Inc. dba Nordson Xaloy Incorporated	Pennsylvania
Atlantic Grinding & Welding, Inc.	Pennsylvania
F.R. Gross Co., Inc.	Pennsylvania
Nordson EFD LLC	Rhode Island
EFD International, Inc.	Rhode Island
New Castle Rolls, Inc.	Virginia
EDI Holdings, Inc.	Wisconsin

Name	Jurisdiction of Incorporation
INTERNATIONAL:
Nordson Australia Pty. Limited	Australia
Nordson Pacific, Inc. Australian Representative Office	Australia
Nordson Osterreich GmbH	Austria
Nordson Benelux S.A./N.V.	Belgium
Nordson EDI Europe NV	Belgium
Nordson do Brasil Industria e Comercio Ltda.	Brazil
Nordson Canada Limited	Canada
Nordson (China) Co., Ltd.	China
Dage Test Systems (Suzhou) Co. Ltd.	China
Suzhou Nordson Electronics Equipment., Co., Ltd. fka Dage Trading (Suzhou) Co. Ltd.	China
Nordson PPS (Shanghai) Co. Ltd. fka Nordson Extrusion Dies Industries (Shanghai) Co. Ltd.	China
Nordson China Business Trust	China
Matrix (Suzhou) Trading Co., Ltd.	China
Nordson (Shanghai) Business Consulting Co., Ltd.	China
Nordson Andina Limitada	Colombia
PDMC Branch Company of Nordson (China) Ltd.	China
Nordson CS, spol.s.r.o.	Czech Republic
Nordson Danmark A/S	Denmark
Nordson Finland Oy	Finland
Nordson France S.A.S.	France
Dosage 2000 S.A.R.L	France
Nordson Deutschland GmbH	Germany
Nordson Engineering GmbH	Germany
Dage Deutschland GmbH	Germany
Nordson Holdings S.a.r.l. & Co. KG	Germany
Nordson Xaloy Europe GmbH	Germany
EDI GmbH	Germany
Nordson PPS GmbH fka Nordson Kreyenborg GmbH	Germany
Nordson BKG GmbH	Germany
Nordson Germania Ltd. & Co. KG	Germany
Liquidyn GmbH	Germany
Matrix Technologies GmbH	Germany
WAFO Schnecken und Zylinder GmbH	Germany
Nordson Asia Pacific, Ltd.	Hong Kong
Value Plastics (Asia Pacific)	Hong Kong
Ligonia Limited	Hong Kong

Name	Jurisdiction of Incorporation
INTERNATIONAL:
Macaria Limited	Hong Kong
Nordson Advanced Technology (Hong Kong) Ltd.	Hong Kong
Nordson India Private Limited	India
Nordson S.E. Asia (Pte.) Limited, Indonesia Representative Office	Indonesia
Nordson Italia S.p.A.	Italy
Nordson Xaloy Italia S.r.l.	Italy
Nordson K.K.	Japan
Nordson Advanced Technology (Japan) K.K. fka Dage Japan Co., Ltd.	Japan
Nordson Xaloy K.K.	Japan
Nordson European Holdings Luxembourg S.a.r.l.	Luxembourg
Nordson S.a.r.l.	Luxembourg
Nordson Luxembourg S.a.r.l.	Luxembourg
Nordson (Malaysia) Sdn. Bhd.	Malaysia
Nordson de Mexico, S.A. de C.V.	Mexico
Nordson Benelux B.V.	The Netherlands
Nordson B.V.	The Netherlands
Nordson Dima B.V. fka Dima Group B.V.	The Netherlands
C-Tech Systems B.V.	The Netherlands
Nordson New Zealand	New Zealand
Nordson Norge A/S	Norway
Nordson Polska Sp.z.o.o.	Poland
Nordson Portugal Equipamento Industrial, Lda.	Portugal
Nordson Russia Limited Liability Company	Russia
Nordson S.E. Asia (Pte.) Ltd.	Singapore
Nordson Advanced Technology (Singapore) Pte. Ltd. fka Dage (SEASIA) Pte. Ltd	Singapore
Nordson Advanced Technology International Pte. Ltd.	Singapore
Matrix Inspection Systems, Pte. Ltd.	Singapore
Nordson SA (Pty) Limited	South Africa
Nordson Korea	South Korea
Nordson Iberica, S.A.	Spain
Nordson AB	Sweden
Nordson (Schweiz) A.G.	Switzerland
Nordson Advanced Technology LLC (Taiwan Branch)	Taiwan
Nordson Xaloy Asia (Thailand) Ltd.	Thailand
Nordson (U.K.) Limited	United Kingdom
Dage Holdings Limited	United Kingdom
Dage Pension Trustees Limited	United Kingdom

Name	Jurisdiction of Incorporation
INTERNATIONAL:
Dage Precision Industries Limited	United Kingdom
YDX Limited 2010 fka Nordson London Limited	United Kingdom
Primount LLP	United Kingdom
Majority Kingdom Investment Limited	United Kingdom
Minority Kingdom Investment Limited	United Kingdom
Nordson International de Venezuela, CA	Venezuela
Representative Office of Nordson S.E. Asia (Pte.) Limited in Ho Chi Minh City	Vietnam